UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2016

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive
Bethesda, Maryland		20817
(Address of principal executive offices)		(Zip Code)

(301) 897-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Ilene S. Gordon to the Board of Directors

On June 23, 2016, the Board of Directors of Lockheed Martin Corporation (the “Corporation”) increased the number of directors from eleven to twelve and elected Ms. Ilene S. Gordon as a director of the Corporation, effective June 23, 2016. Ms. Gordon will serve on the Corporation’s Audit, Nominating and Corporate Governance and Ethics and Sustainability Committees.

The Board of Directors determined that Ms. Gordon is an “independent director” in accordance with the New York Stock Exchange listing standards, the rules and regulations of the Securities and Exchange Commission (“SEC”) and the Corporation’s corporate governance guidelines and that Ms. Gordon meets the SEC’s criteria of an “audit committee financial expert.”

Ms. Gordon, age 62, has been Chairman of the Board, President and Chief Executive Officer of Ingredion Incorporated, a publicly traded global ingredient solutions company, since May 2009. Previously, she was President and Chief Executive Officer of Rio Tinto’s Alcan Packaging, a multinational business unit engaged in the production of flexible and specialty packaging, from 2007 to 2009 and held various management positions of increasing responsibility at its affiliate and predecessor companies from 1999 to 2007. Prior to 1999, Ms. Gordon was employed for 17 years with Tenneco Inc. in a variety of management positions, including vice president and general manager leading its folding carton business. Ms. Gordon also serves as a director of International Paper Company since 2012 and formerly served as a director of Arthur J. Gallagher & Co. from 1999 to 2013. Ms. Gordon also serves as vice chair of The Conference Board and a member of The MIT Corporation, the Massachusetts Institute of Technology’s board of trustees.

For her service on the Board of Directors for 2016, Ms. Gordon will receive the Corporation’s standard compensation for non-employee directors, pro-rated for the remainder of 2016. A description of such standard compensation arrangement is filed as Exhibit 10.1 to the Corporation’s current report on Form 8-K filed with the SEC on June 26, 2015 and incorporated herein by reference. The equity grants to Ms. Gordon will be made on the first business day of July 2016, in accordance with the Lockheed Martin Corporation 2009 Directors Equity Plan, a copy of which is filed as Appendix E to the Corporation’s definitive proxy statement on schedule 14A filed with the SEC on March 14, 2008 (Commission File No. 011-11437) and incorporated herein by reference. Ms. Gordon is also eligible to defer up to 100% of her cash fees into the Lockheed Martin Corporation Directors Deferred Compensation Plan (the “Directors Deferred Compensation Plan”). Deferred amounts earn interest at a rate that tracks the performance of investment options available under the Corporation’s employee nonqualified deferred compensation plans or the Corporation’s common stock (with dividends reinvested), at the director’s election. A copy of the Directors Deferred Compensation Plan is filed as Exhibit 10.2 to the Corporation’s annual report on Form 10-K for the year ended December 31, 2008 (Commission File No. 001-11437) and incorporated herein by reference.

Ms. Gordon will also be covered by the Corporation’s standard indemnification agreement with directors which the Corporation enters into with all directors. A copy of the form of indemnification agreement is filed as Exhibit 10.34 to the Corporation’s annual report on Form 10-K for the year ended December 31, 2009 (Commission File No. 001-11437) and is incorporated herein by reference.

A copy of the press release announcing the election of Ms. Gordon is filed as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of Lockheed Martin Corporation dated June 23, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lockheed Martin Corporation

Date: June 23, 2016	by:	/s/ Stephen M. Piper
Stephen M. Piper
Vice President and Associate General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Lockheed Martin Corporation dated June 23, 2016